Exhibit 10.19
Execution Version

OFFICE LEASE
101 MISSION STREET
101 MISSION STRATEGIC VENTURE LLC,
a Delaware limited liability company,
as Landlord,
and
STATES TITLE HOLDING, INC.,
a Delaware corporation,
as Tenant.

101 MISSION STREET
SUMMARY OF BASIC LEASE INFORMATION
The parties hereto agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the “Lease”) which pertains to the office building located at 101 Mission Street, San Francisco, California 94105. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

	TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1.	Date:	May 23, 2019.

2.	Landlord:	101 MISSION STRATEGIC VENTURE LLC, a Delaware limited liability company

3.	Address of Landlord (Section 29.19	For notices:
101 MISSION STRATEGIC VENTURE LLC c/o Vanbarton Group LLC 420 Lexington Avenue, Suite 900 New York, NY 10170 Attn: Justin B. Kleinman Telephone: [ ] Facsimile: [ ]

with a copy to: Vanbarton Services CA, LLC 420 Lexington Avenue, Suite 900 New York, NY 10170 Attn: Justin B. Kleinman Telephone: [ ] Facsimile: [ ]

For payments: Via U.S. Mail 101 Mission Strategic Venture LLC PO Box 847362 Los Angeles, CA 90084-7362

Via ACH/Wire Payments Bank Name: Wells Fargo Bank, N.A. San Francisco, CA 94105 Account Name: [ ] ABA # [ ] Account #: [ ]

4.	Tenant:	STATES TITLE HOLDING, INC., a Delaware corporation

5.	Address of Tenant (Section 29.19)
1151 Mission Street
San Francisco, CA 94103
Attention: Corporate Legal Department
Email: [            ]
(Prior to Lease Commencement Date)
and
101 Mission Street, Suite 740
San Francisco, CA 94105
Attention: Corporate Legal Department
Email: [            ]
(After Lease Commencement Date)

6.	Premises (Article 1):	Approximately 7,551 rentable square feet of space located in Suite 740 on the seventh (7th) floor of the Building, as set forth in Exhibit A
(i)

attached hereto.

7.	Term (Article 2):

	7.1Lease Term:	Five (5) years and two (2) months. If the Lease Commencement Date occurs on a day other than the first day of the month, then the foregoing time period shall be measured from the first day of the following month.

	7.2Lease Commencement Date:	The earlier of (i) the date Tenant commences business in the Premises, or (ii) July 1, 2019, which Lease Commencement Date is anticipated to be July 1, 2019.

	Base Rent (Article 3)

8.	Months of Lease Term	Monthly Installment of Base Rent	Annual Base Rent
	1-12*	$55,374.00**	$664,488.00**
	13-24	$57,035.22	$684,422.64
	25-36	$58,746.28	$704,955.36
	37-48	$60,508.66	$726,103.92
	49-60	$62,323.92	$747,887.04
	61-62	$64,193.64	$770,323.68
* Plus any partial month if the Lease Commencement Date is not the first day of a calendar month.
** Subject to abatement as set forth in Article 3 of this Lease.
9.	Additional Rent (Article 4).
	9.1Base Year:	Calendar year 2020.
	9.2Tenant’s Share:	Approximately 3.66%.

10.	Stated Amount of Letter of Credit (Article 21):	$176,919.93.

11.	Parking:	None.

12.	Broker (Section 29.25):	JLL (Wes Powell and Chris Holland) for Landlord Colliers International (Carter Kennedy) for Tenant
(ii)

EXHIBITS
EXHIBITS A	OUTLINE OF FLOOR PLAN OF PREMISES
EXHIBITS B	INTENTIONALLY OMITTED
EXHIBITS C	NOTICE OF LEASE TERM DATES
EXHIBITS D	RULES AND REGULATIONS
EXHIBITS E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
(i)

EXHIBITS F	INTENTIONALLY OMITTED
EXHIBITS G	ADDITIONAL INSUREDS
(ii)

INDEX

Additional Rent	3
Affiliate	14
Affiliated Assignee	14
Alterations	7
Alterations Allowance	7
Base Rent	2
Base Year	3
BOMA	1
Brokers	23
Building	1
Calendar Year	3
CASp	19
Claims	9
Common Areas	1
Control	14
Cost Pools	4
Damage Repair Estimate	11
Damage Termination Date	11
Damage Termination Notice	11
Embargoed Person	25
Estimate	5
Estimate Statement	5
Estimated Excess	5
Excess	4
Expense Year	3
fax	22
Force Majeure	22
Hazardous Material	24
Holidays	6
HVAC	6
Initial Alterations	7
Insurance Start Date	9
Landlord	1
Landlord Parties	9
Laws	24
Lease	1
Lease Commencement Date	2
Lease Term	2
Lease Year	2
LEED	3
Letter of Credit	18
Notices	22
OFAC	25
Operating Expenses	3
Premises	1
Real Property	1
Relocation Notice	19
Renovations	24
Rent	3
Rules and Regulations	5
Standard Density	5
Stated Amount	18
Statement	4
Subject Space	12
Subleasing Costs	13
Substitution Space	19
Summary	1
Systems and Equipment	4
Tax Expenses	4
Tenant	1
Tenant Improvements	1
Tenant’s Share	4
Transfer Notice	12
Transfer Premium	13
Transferee	12
(i)

Transfers 12	12
Utility Expenses 4	4
(ii)

101 MISSION STREET
OFFICE LEASE
This Office Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between 101 MISSION STRATEGIC VENTURE LLC, a Delaware limited liability company (“Landlord”), and STATES TITLE HOLDING, INC., a Delaware corporation (“Tenant”).
ARTICLE 1
REAL PROPERTY, BUILDING AND PREMISES
1.1.    Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Premises”), which Premises are located in the “Building,” as that term is defined in this Section 1.1. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Premises are a part of the building known as 101 Mission Street, located and addressed at 101 Mission Street, San Francisco, California 94105 (“Building”). The Building, the outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property.” Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property (“Common Areas”); provided, however, that the manner in which such Common Areas are maintained and operated shall be at the sole discretion of Landlord.
Notwithstanding the foregoing, Landlord reserves the right from time to time, without incurring any liability to Tenant therefor, to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Building and/or Real Property, including, without limitation, changes to driveways, entrances, passageway, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building, loading and unloading areas, direction of traffic, landscaped areas and walkways; (iii) use or close temporarily the Common Area and/or other portions of the Real Property while engaged in making improvements, repairs or alterations to any portion of the Building and/or Real Property or to prevent the public from obtaining prescriptive rights, or to utilize such areas for such purposes, including, without limitation, the holding of special events, as Landlord determines are to be in the best interest of the Real Property; and/or (iv) to change the layout; dimension; design; amount; level of improvement, including, but not limited to, the location, dimensions, identity and type of any improvement; location and definition and calculation of areas of space that shall constitute the Common Area, or any portion thereof, including the right to add to or change their shape and size, whether by the addition of building improvements or otherwise, and to make installations and/or construct or erect buildings, structures, booths therein or thereon and move or remove the same; it being agreed that any such changes shall be final and conclusively binding upon Tenant for all purposes of this Lease.
1.2.    Condition of the Premises. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty (express or implied) regarding (i) the condition of the Premises or the Real Property except as specifically set forth in this Lease, or (ii) the suitability or fitness of the Premises or the Real Property for the conduct of Tenant’s business. Any existing leasehold improvements in the Premises as of the date of this Lease may be collectively referred to herein as the “Tenant Improvements.”
Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant with the HVAC, electrical and plumbing systems serving the Premises as well as the structural elements of the Premises in good working order. If, upon Landlord’s delivery of the Premises to Tenant, such items are not in good working order and Tenant notifies Landlord within thirty (30) days of Landlord’s delivery of the Premises that such items are not in good working order, Landlord shall, at Landlord’s sole cost and expense and as Tenant’s sole remedy therefor, put such items in good working order.
1.3.    Verification of Rentable Square Feet of Premises and Buildings. For purposes of this Lease, “rentable square feet” and “usable square feet” shall be calculated using the Office Buildings: Standard Methods of Measurement ANSI/BOMA Z65.1 – 2010, Method A, as a guideline (“BOMA”), provided that the rentable square footage of the Building and the Real Property may include all of, and the rentable square footage of the Premises therefore may include a portion of, the square footage of the ground floor Common Areas located within the buildings on the Real Property and the Common Area and other space in such buildings dedicated to the service of such buildings. At Landlord’s discretion, the number of rentable square feet of the Premises, the Building and/or the Real Property shall be subject to verification from time to time by Landlord’s space measurement consultant, and such verification shall be made in accordance with the provisions of this Article 1. Tenant’s architect may consult with Landlord’s space measurement consultant regarding verification of the number of rentable square feet of the Premises; however, the determination of Landlord’s space measurement consultant shall be conclusive and binding upon the parties. In the event that Landlord’s space measurement consultant determines that the amounts thereof shall be different from those set forth in this Lease, Landlord shall modify all amounts, percentages and figures appearing or referred to in this Lease to conform to such corrected rentable square footage (including, without limitation, the amount of the “Rent,” as that term is defined in Article 4 of this Lease). If such modification is made, it will be confirmed in writing by Landlord to Tenant.

1.4.    Early Access. Tenant shall have access to the Premises during the period commencing on June 15, 2019 and continuing through the date that immediately precedes the Lease Commencement Date for the purpose of Tenant performing the Initial Alterations (as defined in Article 8 below) and/or installing furniture, equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 1.4, Tenant shall (i) submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant’s entry, and (ii) provide evidence of Tenant’s insurance required pursuant to Article 10 of this Lease. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 1.4.
ARTICLE 2
LEASE TERM
The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be for the period of time set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate upon the expiration of the Lease Term, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that if the Lease Commencement Date is not the first day of the month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the last day of the Lease Term (for example, if the Lease Commencement Date is April 15, the first Lease Year will be April 15 through April 30 of the following year, and each succeeding Lease Year will be May 1 through April 30). If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated Lease Commencement Date as set forth in Section 7.2 of the Summary, then, except as provided below, Landlord shall not be subject to any liability for its failure to do so and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof; if Tenant fails to execute and return such notice within such time period, the information contained in such notice shall be deemed correct and binding upon Tenant.
Notwithstanding the foregoing, in the event Landlord does not deliver possession of the Premises to Tenant on or before the date that is ninety (90) days after the anticipated Lease Commencement Date as set forth in Section 7.2 of the Summary (and such ninety (90) day period shall be extended by one (1) day for each day of delay caused by Tenant (including Tenant’s failure to provide certificates of insurance evidencing the insurance required to be carried under this Lease by Tenant) or delays resulting from Force Majeure), then, as Tenant’s sole remedy therefor, Tenant shall be entitled to terminate this Lease by delivering written notice thereof to Landlord at any time following the expiration of such ninety (90) day period (as the same is so extended) until Landlord delivers possession of the Premises to Tenant, which termination shall be effective upon Landlord’s receipt of such termination notice.
ARTICLE 3
BASE RENT
Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term (or if the first full month of the Lease Term is within a free rent period, then the Base Rent for the first full month which occurs after the expiration of any free rent period) shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Base Rent for the first (1st) two (2) full calendar months of the initial Lease Term. During such abatement periods, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 19.2 of this Lease, then as a part of the recovery set forth in Section 19.2.1 of this Lease, Landlord shall be entitled to the recovery of the monthly Base Rent abated under the provisions of this Article 3.

ARTICLE 4
ADDITIONAL RENT
4.1.    Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent Tenant’s Share of the annual Operating Expenses and Tax Expenses that are in excess of the amount of Operating Expenses and Tax Expenses, respectively applicable to the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2.    Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    “Base Year” shall mean the year set forth in Section 9.1 of the Summary.
4.2.2    “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.3    “Expense Year” shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant’s Share of Operating Expenses and Tax Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4    “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord incurs or which accrue during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, including any deductibles thereunder; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Real Property; (v) intentionally omitted; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord in connection with the management, operation, maintenance and repair of the Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder and/or a reasonable administrative fee to Landlord for accounting and project management services relating to the Real Property); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Real Property; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property; (x) operation, repair, maintenance and replacement of all “Systems and Equipment,” as that term is defined in Section 4.2.5 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance, repair and replacement of patio furniture (including heat lamps and umbrellas) in the outdoor areas of the Real Property, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) costs incurred by Landlord in connection with the operation of a concierge service (if such service is provided), the operation of a fitness center (if a fitness center is provided) and the reasonable costs of an attendant, if necessary, to operate the conference rooms of the Real Property; (xiii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (xiv) costs incurred (capital or otherwise) in order for the Real Property, or any portion thereof, to apply for, obtain or maintain a certification pursuant to the United States Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system, or other applicable certification agency, in connection with Landlord’s sustainability practices for the Real Property and all costs of maintaining, managing, reporting and commissioning the Real Property or any part thereof that was designed and/or built to be sustainable and conform with the LEED rating system (or other applicable certification standard); (xv) the cost of any capital improvements or other costs (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, (B) made to the Real Property after the Lease Commencement Date that are required under any governmental law or regulation or (C) for the refurbishment or replacement of Real Property improvements or amenities; provided, however, that if any such cost described in (A), (B) or (C) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine; and (xvi) Utility Expenses (as defined below). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Real Property is less than ninety-five percent (95%) occupied during any portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Real Property been ninety-five percent (95%) occupied. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Real Property (the “Cost Pools”). Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, amortization of the cost of any capital improvements and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.
4.2.5    “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Real Property in whole or in part.
4.2.6    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein. Tax Expenses shall include, without limitation: (i) Any tax on Landlord’s rent, right to rent or other income from the Real Property or as against Landlord’s business of leasing any of the Real Property, including transaction privilege taxes; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, including, without limitation, assessments, taxes, fees, levies and charges imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services that may have been formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Real Property or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of the Real Property, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon leasing transactions or any documents creating or transferring leasehold interests in the Real Property to tenants. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.6 (except as set forth above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Real Property), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Tax Expenses for the Base Year, such Tax Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.
4.2.7    “Utility Expenses” shall mean the cost of supplying all utilities to the Real Property (other than utilities for which tenants of the Real Property are separately metered), including utilities for the heating, ventilation and air conditioning system for the buildings on the Real Property and each tenant’s premises (including, without limitation, costs incurred in connection with Landlord’s supplying of “green” or other renewable energy).
4.2.8    “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square footage of all of the buildings on the Real Property. The total rentable square footage of all of the buildings on the Real Property as of the date hereof is 206,455 (subject to adjustment pursuant to Section 1.3 above). In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Real Property is changed, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.
4.3.    Calculation and Payment of Additional Rent.
4.3.1    Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Operating Expenses and/or Tax Expenses for such Expense Year exceeds Tenant’s Share of Operating Expenses and/or Tax Expenses, respectively, for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the “Excess”).
4.3.2    Statement of Actual Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses and Tax Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess. If the Statement for any Expense Year indicates (i) the Excess is less than the amounts, if any, paid by Tenant during such Expense Year as Estimated Excess, or (ii) no Excess exists, then Landlord shall offset against Tenant’s next monthly installment of Estimated Excess due hereunder (or, if such Statement covers the last Expense Year in the Lease Term, pay to Tenant), (a) an amount equal to the difference between the Estimated Excess paid by Tenant for such Expense Year, if any, and the Excess, in the case of (i) above, or (b) an amount equal to the Estimated Excess, if any, in the case of (ii) above. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Operating Expenses and the Tax Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.
4.3.3    Statement of Estimated Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses and Tax Expenses for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Operating Expenses and Tax Expenses, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses and Tax Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.4.    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
4.4.1    Said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;
4.4.2    Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property;
4.4.3    Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;
4.4.4    Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements; or
4.4.5    Said taxes are based upon Landlord’s receipt from, or payment by, Tenant of any Rent or other amounts for services provided by Landlord under this Lease, including, without limitation, any rent tax, gross receipts tax, sales or use tax or value-added tax.
ARTICLE 5
USE OF PREMISES
5.1.    Permitted Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant acknowledges that the standard density limit for the Building is five (5) persons for every 1,000 usable square feet of the Premises (the “Standard Density”). Tenant may occupy the Premises at a density greater than the Standard Density (but no greater than one (1) person for every 134 rentable square feet of the Premises), provided that such occupancy density is in compliance with applicable law. Tenant acknowledges that the Systems and Equipment are not designed to service space occupied at a density greater than the Standard Density, and, as a consequence, Section 6.2 below will apply if and to the extent that Tenant uses additional HVAC services or other utilities as a result of Tenant’s occupancy of any portion of the Premises at a density greater than the Standard Density.
5.2.    Prohibited Uses. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or the Common Areas or any part thereof for any use or purpose contrary to the provisions of Exhibit D attached hereto (“Rules and Regulations”), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Real Property. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Notwithstanding anything to the contrary in this Lease, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof, to be used (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) as an employment agency, labor union office, physician’s, medical or dentist’s office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant) or public assembly use, (iii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government, or (iv) for any use that generates foot traffic usage in excess of that typically found in an Class A office building in the South Financial District of San Francisco.
ARTICLE 6
SERVICES AND UTILITIES
6.1.    Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.
6.1.1    Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the “Holidays”).
6.1.2    Landlord shall provide adequate electrical wiring and facilities for normal general office use and electricity at levels consistent with normal general office use, as determined by Landlord. Receptacle power density within the Premises shall not exceed three point seven (3.7) watts per rentable square foot. Landlord shall have the right to designate the electricity provider for the Building and the Premises.
6.1.3    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.
6.1.4    Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Landlord agrees that its service contract with the janitorial service provider for the Building will require such service provider to perform background checks on all employees working in the Building.
6.1.5    Landlord shall provide nonexclusive automatic passenger elevator service at all times.
6.1.6    Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.
6.1.7    Landlord shall provide light bulb and tube replacement for all Building-standard lights.
6.2.    Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the electricity or water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses electricity, water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption, and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply HVAC pursuant to the terms of Section 6.1 of this Lease, Tenant shall order the same via Landlord’s web-based work order system and Landlord shall supply HVAC to Tenant at such hourly, full-floor cost to Tenant as Landlord shall from time to time establish in its discretion, which is currently $235.00 per hour for standard after-hours services and $95.00 per hour for fan service (air circulation) only, each subject to a four (4) hour minimum. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or to conform to practices of other buildings in the area comparable to the Building. Notwithstanding herein to the contrary, any HVAC or other service necessary to accommodate a computer server room will be deemed to constitute an overstandard use and will be subject to the provisions of this Section 6.2.
6.3.    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utility or service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.4.    Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.
6.5.    24 Hour Access. Tenant shall, subject to Landlord’s reasonable security requirements, Force Majeure, repairs and other de minimus interruptions, have access to the Premises twenty-four (24) hours per day, seven (7) days per week.
ARTICLE 7
REPAIRS
7.1.    Tenant’s Obligations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and all equipment and systems (including all plumbing fixtures, pipes, fittings, or other parts of the plumbing system) that exclusively serve the Premises, regardless of whether such equipment or systems are located within or outside of the Premises, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times (subject to Article 27 below) to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.
7.2.    Landlord’s Obligations. Landlord agrees to repair and maintain the structural portions of the Building and the Systems and Equipment installed or furnished by Landlord to the point of exclusive service to the Premises, unless such maintenance and repairs are Tenant’s responsibility pursuant to the terms of this Lease. Except as provided in Article 11 concerning damage by casualty, Tenant will not be entitled to any abatement of Rent and Landlord will not have any liability by reason of any injury to or interference with Tenant’s business arising from the making, or failure to make, any repairs, alterations or improvements in or to any portion of the Building or Real Property. Tenant hereby waives and releases its right to make repairs at Landlord’s expense and/or terminate this Lease or vacate the Premises under Section 1942 and Section 1932(1) of the California Civil Code and any other California law, statute, or ordinance now or hereafter in effect.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1.    Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord.
Subject to compliance with the provisions of this Article 8, Tenant shall have the right to perform Alterations to the Premises necessary for Tenant’s initial occupancy of the Premises, including performing electrical work for connecting Tenant’s workstations (the “Initial Alterations”). In connection therewith, Tenant shall be entitled to a one-time improvement allowance (the “Alterations Allowance”) in an amount up to $75,510.00 (based upon $10.00 per rentable square foot of the Premises) for costs that Tenant actually incurs in connection with the design and construction of the Initial Alterations. Landlord shall reimburse Tenant in an amount equal to the lesser of (i) the Alterations Allowance, and (ii) the costs actually incurred and paid by Tenant for the Initial Alterations within thirty (30) days after Landlord’s receipt of invoices evidencing such costs and unconditional lien releases from all contractors and subcontractors performing the Initial Alterations; however, Landlord shall have no obligation to pay the Alterations Allowance if Landlord does not receive such invoices and lien releases on or before the date that is three (3) months after the Lease Commencement Date.

8.2.    Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize only architects, contractors, materials, mechanics and materialmen selected by Landlord. In any event, a contractor of Landlord’s selection shall perform all mechanical, electrical, plumbing, structural, fire/life safety and heating, ventilation and air conditioning work, and such work shall be performed at Tenant’s cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the appropriate governmental authorities, in conformance with Landlord’s construction rules and regulations. If such Alterations trigger a legal requirement upon Landlord to make any Alterations or improvements to the Building or Common Areas, Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Landlord may post notices of nonresponsibility in accordance with Article 27(iii) hereof. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion (or equivalent) to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations.
8.3.    Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord’s option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord or its agent a four percent (4%) supervision fee based upon the cost of such work.
8.4.    Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees to carry (or cause its contractor to carry) “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and Tenant’s contractor shall carry other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5.    Landlord’s Property. All Alterations and fixtures which may be made, installed or placed in or about the Premises from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord upon the expiration or earlier termination of this Lease; however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant’s expense to remove any such Alterations or fixtures and to repair any damage to the Premises and Real Property caused by such removal. Notwithstanding the foregoing, Tenant, as part of its request for Landlord’s consent to such Alterations may request Landlord’s designation as to whether Landlord will require such removal and repair. In the event Tenant makes such a request, Landlord shall make such designation at the time of Landlord’s consent. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or fixtures upon the expiration or earlier termination of this Lease, Landlord may do so and may charge the cost thereof to Tenant.
ARTICLE 9
COVENANT AGAINST LIENS
Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within ten (10) days after the date notice of such lien is delivered by Landlord and received by Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.
ARTICLE 10
INSURANCE
10.1.    Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that, to the extent not prohibited by law, Landlord, its partners and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors (collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Notwithstanding anything to the contrary in this Lease, Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damage. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, cause of action, claims and liability, including without limitation court costs and reasonable attorneys’ fees (collectively “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided that the terms of the foregoing indemnity shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.
10.2.    Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3.    Tenant’s Insurance. Tenant shall, at Tenant’s expense, maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) of the full execution and delivery of this Lease.
10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, liquor liability (if Tenant serves or stores alcohol on the Premises), including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). The limits of such commercial general liability insurance shall be increased every three (3) years during the Lease Term to an amount reasonably required by Landlord.
10.3.2    Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all Tenant Improvements, Alterations and other improvements and additions in and to the Premises whether owned by Landlord or Tenant pursuant to this Lease. Such insurance shall be written on a cause of loss – special form (“all risks”) basis, for 100% of the replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include (a) coverage for wind, flood, earthquake and terrorism, (b) boiler and machinery coverage, if applicable, (c) a vandalism and malicious mischief endorsement, (d) sprinkler leakage coverage, and (e) earthquake sprinkler leakage coverage.
10.3.3    Business interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.
10.3.4    Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.
10.3.5    Workers’ compensation insurance in accordance with statutory law, with a waiver of subrogation in favor of Landlord, and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease policy limit and $1,000,000 disease limit per each employee.
10.4.    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and the parties specified on Exhibit G attached hereto, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company (a) having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord, (b) licensed to do business in the State of California, and (c) domiciled in the United States; (iv) with respect to the commercial general liability insurance described in Section 10.3.1 above, be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (iv) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of such policies (and any other costs incurred and/or damages suffered by Landlord in connection with Tenant’s failure to procure such insurance) shall be paid to Landlord as Additional Rent within five (5)

days after delivery to Tenant of bills therefor. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Article 10 in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.
10.5.    Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage and loss of income and extra expense insurance waive, by special endorsement (if required by such lender), any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. The provisions of the foregoing shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage if such loss or damage is insured by the property damage or loss of income and extra expense insurance (or in the event either party elects to self insure any such coverage) required to be in effect at the time of such loss or damage (this waiver extends to deductibles under such insurance); however, in the event any damage to the Real Property, the Building (including the Systems and Equipment) or Common Area occurs as a result of the negligence or willful misconduct of Tenant and/or its agents, contractors, employees and/or invitees, Tenant shall reimburse Landlord, promptly on demand, for the cost of incurred by Landlord in repairing such damage and the provisions of 10.5 shall not apply to such reimbursement obligation.
10.6.    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of comparable Class “A” buildings located in the South Financial District of San Francisco.
10.7.    Landlord’s Insurance. During the Lease Term, Landlord shall maintain property insurance covering the Real Property (excluding the property which Tenant is obligated to insure pursuant to the terms hereof). Such policy shall provide protection against “all risk of physical loss”. Landlord shall also maintain commercial general liability and property damage insurance with respect to the operation of the Real Property. Such insurance shall be in such amounts and with such deductibles as Landlord reasonably deems appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as Landlord or Landlord’s mortgagees or deed of trust beneficiaries may determine prudent. Tenant shall be liable, as a cost to be included in Operating Expense, for the payment of all premiums, deductibles, and self-insurance funds created for the specific use of assuming risk. Notwithstanding any contribution by Tenant to the cost of insurance as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Landlord and will not be named as an additional insured thereunder.
10.8.    Landlord’s Indemnity. Except for injury or damage (i) of a type that is covered by the waivers described in Section 10.5 or (ii) arising from the negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors, subtenants and/or invitees, Landlord shall indemnify, protect, defend and hold harmless Tenant from and against any Claims (but excluding claims for consequential damages or lost profits) to the extent arising from any negligent act or willful misconduct of Landlord, Landlord’s agents, employees or contractors acting within the scope of their employment. Landlord’s agreement to indemnify Tenant pursuant to this Section 10.8 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease. The provisions of this Section 10.8 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1.    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Real Property, or the lessor of a ground or underlying lease with respect to the Real Property, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to any of the items of property described in clause (ii) of Section 10.3.2 resulting from fire or other casualty, Tenant shall, at Tenant’s sole cost and expense and regardless of whether or not Tenant receives insurance proceeds therefor, be responsible for the restoration of all such items. In connection with the restoration of such items, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such restoration work. Such submittal of plans and performance of restoration work shall be performed in substantial compliance with a procedure reasonably designated by Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from damage resulting from fire or other casualty or Landlord’s repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.
11.2.    Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground or underlying lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies.
Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage to the Premises or Common Areas necessary to Tenant’s occupancy of the Premises, Landlord shall notify Tenant (“Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time in which the repairs will be completed, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of high-rise office buildings. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date Landlord receives such notice. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed as of the later to occur of (i) the last day of such one hundred eighty (180) day period, or (ii) the last day of the time period specified for the completion of such repairs in the Damage Repair Estimate; Tenant shall have the right to terminate this Lease within five (5) business days of the end of such period by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days following the end of such period. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.
11.3.    Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.
11.4.    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute, regulation or case law of the State of California, including without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute, regulation or case law, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.
ARTICLE 12
NONWAIVER
No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION
13.1.1    Permanent Taking. If the whole or any part of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection with such taking, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for goodwill and moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any other California law, statute or ordinance now or hereafter in effect, to seek termination of this Lease in the event of a taking, it being the intent of the parties that the provisions of Article 13 of this Lease shall govern the rights of the parties in such event.
13.2.    Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total number of rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1.    Transfers. Tenant shall not, without the prior written consent of Landlord, assign or otherwise transfer this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). In no event may Tenant mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, this Lease. Prior to advertising or publicizing the Premises or this Lease as available for a Transfer, Tenant shall notify Landlord of its intent to do so. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.
14.2.    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transfer will violate the occupancy density set forth in Section 5.1 or otherwise result in more than a reasonable and safe number of occupants per floor within the Subject Space;
14.2.5    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;
14.2.6    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Real Property a right to cancel its lease;
14.2.7    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);
14.2.8    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Real Property at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Real Property at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice;
14.2.9    In the case of a proposed sublease by Tenant, the rent to be paid Tenant by the proposed Transferee is less than the prevailing fair market rent (as determined by Landlord) for the Subject Space on a non-sublease basis; or
14.2.10    Landlord has not received assurances acceptable to Landlord that all past due amounts owing by Tenant to Landlord, if any, will be paid and all defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article 14, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief; and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.
14.3.    Transfer Premium.
14.3.1    Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.
14.3.2    Payment of Transfer Premiums. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant’s future obligations under this Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant’s Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

14.3.3    Calculations of Rent. In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 14.3.1 of this Lease, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any tenant improvement allowance and brokerage commissions. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.
14.4.    Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, in the case of a subletting, Landlord may not exercise such recapture right unless the sublease of the Subject Space would result in more than twenty-five percent (25%) of the Premises being sublet (either alone or when combined with other portions of the Premises previously sublet). Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.
14.5.    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant.
14.6.    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners or members (as applicable), or transfer of twenty-five percent (25%) or more of partnership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company (as applicable) without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.7.    Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment of this Lease or a subletting of all or a portion of the Premises to an affiliate (“Affiliate”) of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant or any corporation or other business entity that succeeds to the business of Tenant as a result of a merger, consolidation, sale of assets, or other business reorganization), shall not be deemed a Transfer under this Article 14, provided that (i) Tenant notifies Landlord of any such assignment or sublease prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate (including, in the event of an assignment, evidence of the assignee’s assumption of Tenant’s obligations under this Lease or, in the event of a sublease, evidence of the sublessee’s assumption, in full, of the obligations of Tenant with respect to the portion of the Premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any lease at the Real Property, (iv) the net worth of such Affiliate is at least equal to the net worth of Tenant and any guarantor hereof as of the date of this Lease, and (v) with respect to a subletting only, Tenant and such Affiliate execute Landlord’s standard consent to sublease form. An assignee of Tenant’s entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Article 14, shall mean the ownership, directly or indirectly, of greater than fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty-one percent (51%) of the voting interest in, an entity. The provisions of this Section 14.7 shall not be available to any assignee or sublessee of Tenant’s interest in this Lease, unless such Transferee obtained its interest in this Lease pursuant to the provisions of this Section 14.7. In no event shall Tenant be released from liability in connection with any assignment or sublease to an Affiliate pursuant to this Section 14.7.

ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TENANT’S PROPERTY
15.1.    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
15.2.    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, any telecommunications lines and cabling installed by or at the request of Tenant, free-standing cabinet work, interior tenant signage and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first two (2) months of such holdover; thereafter, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless for, from and against all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
ARTICLE 17
ESTOPPEL CERTIFICATES
Within ten (10) days following Tenant’s receipt of a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form of Exhibit E, attached hereto, (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Real Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. The truth and accuracy of any estoppel certificate may be relied upon by Landlord and/or any other party requesting that Landlord obtain such estoppel certificate from Tenant and any estoppel certificate shall be binding upon Tenant and its successors and assigns, and inure to the benefit of such parties.
ARTICLE 18
SUBORDINATION
This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) days of Tenant’s receipt of a written request from Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm such attornment and/or the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority.
ARTICLE 19
DEFAULTS; REMEDIES
19.1.    Tenant Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or
19.1.2    Any failure by Tenant (other than a failure pursuant to Section 19.1.1 or 19.1.5) to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or
19.1.3    Abandonment or vacation of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer; however, a violation of this Section 19.1.3 shall not be considered a default by Tenant; instead, Landlord’s only right in connection with such a violation shall be to terminate this Lease upon ten (10) days prior written notice to Tenant (and Landlord shall not be required to institute an unlawful detainer proceeding to terminate this Lease and obtain possession of the Premises), in which case Landlord shall not be entitled to the monetary remedy set forth in Section 19.2.1 below or any other monetary remedy available at law or in equity;
19.1.4    The entry of an order for relief with respect to Tenant or any guarantor of this Lease under any chapter of the Federal Bankruptcy Code, the dissolution or liquidation of Tenant or any guarantor of this Lease, the insolvency of Tenant or any guarantor of this Lease or the inability of Tenant or any guarantor of this Lease to pay its debts when due, or the appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s or any guarantor’s assets or Tenant’s interest under this Lease that is not discharged within thirty (30) days; or
19.1.5    The failure of Tenant to execute any documents referenced in Article 17 or 18 within the time periods set forth in those Articles.
Any notice required under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any successor law.
19.2.    Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4. If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.3.    Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4.    Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.
19.5.    Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.
19.6.    Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.
19.7.    Landlord Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies; and (d) Landlord will not be liable for any consequential damages.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21
LETTER OF CREDIT
Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, renewable and transferable letter of credit (“Letter of Credit”) in favor of Landlord in a form reasonably approved by Landlord, issued by a bank reasonably satisfactory to Landlord with a branch located in San Francisco at which Landlord can present and draw upon the Letter of Credit, in the principal amount of $176,919.93 (“Stated Amount”), to be held by Landlord in accordance with the terms, provisions and conditions of this Article 21. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit satisfying all terms, covenants and provisions of this Lease. In no event shall the issuing bank have a long term rating of less than “BBB” (as rated by Moody’s Investor Service or Standard & Poor’s). If at any time the issuing bank does not satisfy such criteria, Tenant shall immediately deliver to Landlord a replacement Letter of Credit issued by a bank that satisfies such criteria. Additionally, if the issuing bank is declared to be insolvent by the Federal Deposit Insurance Corporation (or any comparable institution) or becomes a debtor in any case or proceeding under the Bankruptcy Code or any similar law or statute, or ceases to conduct business for any reason, Landlord may so notify Tenant, in which case Tenant shall, within five (5) business days after receipt of written notice from Landlord, provide Landlord with a new Letter of Credit which otherwise meets the requirements of this Article 21 issued by a substitute financial institution reasonably satisfactory to Landlord.
The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, from time to time, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand (the foregoing requirement will be satisfied with language to the following effect in the Letter of Credit: “Beneficiary is entitled to draw upon the Letter of Credit in accordance with that certain Office Lease dated _________, 20__, between Beneficiary and Applicant”). In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Landlord will expire prior to thirty (30) days following the last day of the Lease Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, at least thirty (30) days prior to the expiration of the Letter of Credit, or (B) Tenant commits a default beyond any applicable notice and cure period, with respect to any provision of this Lease, or (C) Tenant files a voluntary petition under Title 11 of the United States Code (i.e., the bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, or (D) Tenant does not deliver a substitute Letter of Credit as required above in the event the issuing bank fails to satisfy the financial criteria set forth above, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord may then use, apply or retain all or any part of the proceeds for (1) the payment of any sum which is in default, (2) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, (3) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default or (4) as prepaid rent to be applied against Tenant’s Base Rent obligations for the last month of the Lease Term and the immediately preceding month(s) of the Lease Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after receipt of written demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described above, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term.
The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.
Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
The provisions of this Article 21 shall survive the expiration or earlier termination of this Lease.

ARTICLE 22
SUBSTITUTION OF OTHER PREMISES
At any time during the Lease Term, Landlord shall have the right, upon not less than sixty (60) days prior written notice (the “Relocation Notice”) to Tenant, to relocate Tenant, at Landlord’s expense, to other space located on or above the seventh (7th) floor the Building on the same side of the Building as the Premises (the “Substitution Space”). In the event of any such relocation, Landlord shall: (i) prepare and decorate the Substitution Space so that the Substitution Space will be of substantially comparable size, layout, design, materials, finishes and condition as the Premises; (ii) move Tenant’s furniture, furnishings, fixtures, equipment, files, and other personal property to the Substitution Space; and (iii) reimburse Tenant for the reasonable cost of replacing a reasonable quantity of Tenant’s business stationery containing Tenant’s address (which reimbursement shall be paid within thirty (30) days of Landlord’s receipt of copies of paid invoices evidencing such costs). Upon receipt of the Relocation Notice and Landlord’s compliance with its obligations under subsections (i) and (ii) above, Tenant shall (1) vacate the Premises on the date specified in the Relocation Notice and commence leasing the Substitution Space, and (2) enter into an amendment of this Lease with Landlord to provide for (i) the deletion of all references in this Lease to the Premises and the insertion of the Substitution Space in place thereof, and (ii) a proportionate adjustment of the Base Rent (on a per square foot basis) and Tenant’s Share to reflect the rentable square footage of the Substitution Space. In all other respects, the terms and conditions contained in this Lease (including escalations and base years) shall remain unmodified and continue in full force and effect. Notwithstanding anything to the contrary contained herein, if Tenant fails or declines to vacate the Premises in accordance with the provisions of this Article on or before the date set forth in the Relocation Notice, or otherwise fails or declines to relocate to the Substitution Space as provided herein, then such failure shall constitute a default under this Lease, and in addition to all other rights and remedies available to Landlord for such default (including without limitation the remedies set forth in Article 19 hereof), (A) the provisions of Article 16 above shall apply to the Premises, and (B) Landlord shall have the right (but not the obligation) to immediately commence unlawful detainer proceedings as if the Lease Term with respect to the Premises had naturally expired. In an effort to minimize interruption of Tenant’s business operations, Landlord and Tenant shall cooperate to schedule and execute such relocation.
ARTICLE 23
SIGNS
23.1.    In General. Tenant shall be entitled, at Landlord’s sole cost and expense, to Building-standard identification signage outside of Tenant’s Premises on the floor on which Tenant’s Premises are located. The location, quality, design, style, and size of such signage shall be consistent with the Landlord’s Building standard signage program. Any changes to Tenant’s signage shall be at Tenant’s sole cost and expense.
23.2.    Building Directory. So long as the Building has an electronic directory (and Landlord shall have no obligation to provide the same), Tenant shall be entitled, at Landlord’s sole cost and expense, to one (1) entry on the Building’s electronic directory to display Tenant’s name and location in the Building. The location, quality, design, style, and size of such signage shall be consistent with the Landlord’s Building standard signage program. Any changes to Tenant’s signage shall be at Tenant’s sole cost and expense.
23.3.    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Additionally, except as otherwise expressly provided herein, no signs which could be seen from the exterior of the Premises shall be permitted. Tenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building or the Real Property.
ARTICLE 24
COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including obtaining a business license from the applicable governmental authority, a copy of which shall be delivered to Landlord prior to Landlord’s delivery of the Premises to Tenant), other than the making of structural changes or changes to the Systems and Equipment or the Common Areas, which changes will be made by Landlord at its expense, but subject to reimbursement as an Operating Expense to the extent permitted by Article 4; however, if such changes are required due to the particular nature of Tenant’s use of the Premises (as opposed to general office use) or due to Tenant’s Alterations or the Improvements, Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
As of the date of this Lease, the Premises has not been inspected by a Certified Access Specialist (“CASp”). Landlord hereby makes the following disclosure pursuant to California Civil Code Section 1938: “A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby mutually agree that, if Tenant requests or otherwise obtains a CASp inspection of the Premises or any other area(s) within the Real Property (which Tenant must request or otherwise obtain, if at all, within thirty (30) days of the date of this Lease), then (a) Tenant shall utilize a CASp designated by Landlord; (b) Tenant’s contract with the CASp shall require that the CASp’s inspection report be addressed to both Landlord and Tenant and expressly state that Landlord is a third-party beneficiary of such contract; (c) Tenant shall pay the cost of such inspection; (d) such inspection shall occur at a time mutually agreed upon by Landlord and Tenant and shall be conducted in a professional manner that does not in any way damage the Premises or Real Property; (e) Tenant shall provide Landlord with a copy of the CASp’s report resulting from such inspection within ten (10) days of Tenant’s receipt thereof; (f) Tenant shall keep the CASp’s inspection and all information in the CASp’s report confidential except as necessary to perform the necessary repairs or to comply with any disclosures required by Law and (g) Tenant shall, at its sole cost and expense, make all repairs necessary to correct violations of construction related accessibility standards identified by such inspection, which repairs shall be completed in accordance with the provisions of Article 8 of this Lease and no later than one hundred twenty (120) days following the date of such CASp inspection; however, if any such repairs affect the structure of the Premises, the Systems and Equipment or the Common Areas, then such repairs will be made by Landlord and Tenant shall reimburse Landlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor.
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to seven point five percent (7.5%) of the amount due (but in no event shall such charge be in excess of the maximum amount permitted by applicable law) plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest until paid at a rate equal to eight percent (8%) per annum, or the highest rate permitted by applicable law.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1.    Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2.    Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable written notice (which can be by email for purposes of this Article 27 only) to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current Building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; (C) perform any covenants of Tenant which Tenant fails to perform or (D) to address an emergency. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes, computer server room and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the

Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.
ARTICLE 28
INTENTIONALLY OMITTED
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1.    Terms. The necessary grammatical changes required to make the provisions hereof apply either to entities or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.
29.2.    Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3.    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
29.4.    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Real Property require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following Tenant’s receipt of written request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following Tenant’s receipt of written request therefor.
29.5.    Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all remaining liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
29.6.    Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7.    Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8.    Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.9.    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
29.10.    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its reasonable discretion, may elect.
29.11.    Time of Essence. Time is of the essence of this Lease and each of its provisions.
29.12.    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.13.    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.14.    Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Real Property or (b) the equity interest Landlord would have in the Real Property if the Real Property were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Real Property (as such value is determined by Landlord), and neither Landlord, nor any of its constituent partners, members, shareholders, officers, directors or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
29.15.    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.
29.16.    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Real Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Real Property.
29.17.    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.18.    Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
29.19.    Notices. Any notice, demand or other communication given under the provisions of this Lease (collectively, “Notices”) by either party to the other party shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized courier service (e.g., Federal Express) for next-day delivery, or (d) sent by tele-facsimile (“fax”) machine capable of confirming transmission and receipt with hard copy of said Notice delivered in a manner specified above no later than one (1) business day after transmission by fax machine. Notices shall be directed to the parties at their respective addresses set forth in the Summary. In the event that a different address is furnished by either party to the other party in accordance with the procedures set forth in this Section 29.19, Notices shall thereafter be sent or delivered to the new address. Notices given in the foregoing manner shall be deemed given (a) upon confirmed transmission if sent by fax machine, provided such confirmed transmission is prior to 5:00 p.m. (in the recipient’s time zone) on a business day (if such confirmed transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (b) when actually received or refused by the party to whom sent if delivered by carrier or personally served or (c) if mailed, on the day of actual delivery or refusal as shown by the addressee’s registered or certified mail receipt. For purposes of this Section 29.19, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service.
29.20.    Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

29.21.    Authority. If Tenant is an entity, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant shall, promptly following Landlord’s request therefor, deliver to Landlord evidence of such formation, existence, qualification and authority. In addition, if Tenant is a partnership or if Tenant’s interest in this Lease shall be assigned to a partnership, (i) the liability of each of the parties comprising the partnership Tenant shall be joint and several, (ii) each of the parties comprising the partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord and by any notices, demands, requests or other communications which may hereafter be given by a partnership Tenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a partnership Tenant and to all such parties shall be binding upon a partnership Tenant and all such parties, (iv) if a partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a partnership Tenant shall be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (v) a partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement shall vitiate the provisions of subdivision (vi) of this Section).
29.22.    Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
29.23.    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.
29.24.    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.25.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Any commissions payable to the Brokers shall be payable pursuant to a separate agreement.
29.26.    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any default by Landlord of the provisions hereof so long as Tenant observes the notice and cure periods provided in Section 19.7 and notice is first given to any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and a reasonable opportunity is granted to such holder to correct such violations.
29.27.    Building Name and Signage. Landlord shall have the right at any time to change the name of the Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Real Property as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Real Property or use pictures or illustrations of the Real Property in advertising or other publicity, without the prior written consent of Landlord.
29.28.    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Real Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.
29.29.    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.30.    Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the Real Property or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Real Property, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building Common Areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.
29.31.    Hazardous Material. Except for supplies typically used in the ordinary course of business (e.g., cleaning solvents) that are stored and used in compliance with all applicable laws and in quantities that are typically used in the ordinary course of business, Tenant shall not cause or permit any Hazardous Material (as defined in Section 29.31.2 below) to be brought, kept or used in or about the Real Property by Tenant, its agents, employees, contractors, or invitees. Tenant indemnifies Landlord for, from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Real Property, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Real Property, damages arising from any adverse impact or marketing of space in the Real Property, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Real Property. Without limiting the foregoing, if the presence of any Hazardous Material on the Real Property caused or permitted by Tenant results in any contamination of the Real Property and subject to the provisions of Articles 8 and 9 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Real Property to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Real Property and so long as such actions do not materially interfere with the use and enjoyment of the Real Property by the other tenants thereof.
29.31.1    It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.
29.31.2    As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “Toxic Pollutant” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (iii) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).
29.31.3    As used herein, the term “Laws” mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Real Property, including, without limitation, the laws, ordinances, and regulations referred to in Section 29.31.4 above.
29.32.    Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

29.33.    Excepted Rights. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitations, electrical interruptions, hurricanes, terrorist activities and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of rent payable hereunder.
29.34.    Guaranty of Lease. N/A.
29.35.    OFAC Compliance.
29.35.1    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
29.35.2    Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 29.35 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof.
29.35.3    Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time prior to the expiration or earlier termination of the Lease shall be a material default of the Lease, and the Lease shall automatically terminate. Notwithstanding anything to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.
29.36.    Safety and Security Devices, Services, and Programs. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Landlord does not guarantee any level of security and is released from any responsibility for any Claims based upon assertions that Landlord failed to provide adequate security to the Real Property, the Premises, or otherwise.
29.37.    Energy and Environmental Initiatives. Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s and/or the Real Property’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord.
29.38.    Subordination of Landlord’s Lien. Notwithstanding anything in this Lease to the contrary, if Tenant desires to grant or assign a mortgage or other security interest secured by Tenant’s personal property located in the Premises and requests that Landlord execute a lien agreement in connection therewith, Landlord shall, subject to Landlord’s lender’s approval, either waive or subordinate its lien rights to the rights of Tenant’s lender pursuant to a commercially reasonable form. Tenant shall reimburse Landlord for Landlord’s costs to review and execute such agreement, in an amount not to exceed $2,000.00 per agreement request.
29.39.    Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Lease may be executed by a party’s signature transmitted by fax or email, and copies of this Lease executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were originals. Any party executing and delivering this Lease by fax or email shall promptly thereafter deliver a counterpart signature page of this Lease containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original signature page.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

101 MISSION STRATEGIC VENTURE LLC, a Delaware limited liability company

By:	/s/ Justin B. Kleinman
	Name:	Justin B. Kleinman
	Title:	Authorized Signatory

“Tenant”:

STATES TITLE HOLDING, INC., a Delaware corporation

*By:	/s/ Jerry Jenkins
Its:	Chief People Officer

*By:	/s/ Christopher Morrison
Its:	Chief Operating Officer
*NOTE:
If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:
(A)    This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.
(B)    If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.
If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

EXHIBIT A
101 MISSION STREET
OUTLINE OF FLOOR PLAN OF PREMISES
EXHIBIT A

EXHIBIT B
101 MISSION STREET
INTENTIONALLY OMITTED
EXHIBIT B

EXHIBIT C
101 MISSION STREET
NOTICE OF LEASE TERM DATES
EXHIBIT C

EXHIBIT D
101 MISSION STREET
RULES AND REGULATIONS
EXHIBIT D

EXHIBIT E
101 MISSION STREET
FORM OF TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT E

EXHIBIT F
101 MISSION STREET
INTENTIONALLY OMITTED
EXHIBIT F

EXHIBIT G
101 MISSION STREET
ADDITIONAL INSUREDS
EXHIBIT G